SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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INNOVIVA, INC.

(Name of Registrant as Specified In Its Charter)

Sarissa Capital Domestic Fund LP

Sarissa Capital Offshore Master Fund LP

Sarissa Capital Fund GP LLC

Sarissa Capital Fund GP LP

Sarissa Capital Offshore Fund GP LLC

Sarissa Capital Management GP LLC

Sarissa Capital Management LP

Dr. Alexander J. Denner

Mr. Mark DiPaolo

Mr. George W. Bickerstaff, III

Mr. Jules Haimovitz

Dr. Odysseas Kostas

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Special note regarding this presentation ON MARCH 22, 2017, SARISSA CAPITAL MANAGEMENT LP ("SARISSA"), TOGETHER WITH THE OTHER PARTICIPANTS IN SARISSA'S PROXY SOLICITATION (THE "PARTICIPANTS"), FILED A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING GOLD PROXY CARD WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") to be used to solicit proxies in connection with the 2017 annual meeting of shareholders OF INNOVIVA, INC. (THE "COMPANY"). SHAREHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF THE COMPANY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS AVAILABLE TO SHAREHOLDERS OF THE COMPANY AT NO CHARGE AT THE SEC'S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS ALSO AVAILABLE BY CONTACTING SARISSA'S PROXY SOLICITOR, D.F. KING & CO., INC., BY TELEPHONE AT THE FOLLOWING NUMBERS: STOCKHOLDERS CALL TOLL−FREE: (800) 549−6746 AND BANKS AND BROKERAGE FIRMS CALL: (212) 269−5550, OR THROUGH THE INTERNET AT WWW.DFKING.COM/INVA. This presentation includes information based on data found in filings with the SEC, independent industry publications and other sources. Although the Participants believe that the data is reliable, they do not guarantee the accuracy or completeness of this information and have not independently verified any such information. Many of the statements in this presentation reflect the Participants' subjective belief. Although they have reviewed and analyzed the information that has informed their opinions, they do not guarantee the accuracy of any such beliefs. They have not sought, nor have they received, permission from any third-party to include their information in this presentation.

Innoviva’s board and management have destroyed shareholder value while enriching themselves and condoning poor corporate governance The current board appears incapable of providing the necessary oversight of the CEO who dominates decision-making Innoviva’s issues include: Exorbitant expenses Egregious compensation Poor corporate governance

ISS, Glass Lewis and Egan-Jones all recommend that Innoviva shareholders vote on Sarissa’s GOLD PROXY CARD All three independent proxy voting and governance firms agree that Innoviva needs change

Innoviva’s recent cost-cut flip-flopping underscores the need for shareholder oversight Before April 13, 2017 Innoviva touts that it is “a very lean company” and warns against cost cuts April 13, 2017 – Innoviva admits Sarissa was right all along Innoviva announces vague plans to “review” costs that will “result in meaningful savings” and “will benefit our financial performance.” April 17, 2017 – Innoviva appears to renege on cost cuts Innoviva again touts current lean cost structure and no longer says the review of costs will result in anything “meaningful” or will “benefit our financial performance” Even Innoviva must have realized it cannot claim to be lean and promise to deliver meaningful cost cuts in the same breath

And Innoviva has still not addressed its poor corporate governance Innoviva’s corporate governance as described by Glass Lewis: “Compounding our concern is a corporate governance framework that appears problematically malleable and largely ineffective, in each case as an extension of the seemingly significant influence of current CEO Michael Aguiar.” Source: Glass Lewis report. We have not sought, nor have we received, permission to include this information

And, sadly, Innoviva touts good governance that is anything but During this proxy contest, Innoviva proudly released a manufactured timeline in connection with adding two director nominees As Glass Lewis notes, “A closer look, however, raises additional questions around the effectiveness and independence of the committee.” Source: Glass Lewis report. We have not sought, nor have we received, permission to include this information “Among other things, we note the following:” (Glass Lewis)

With Sarissa’s nominees, Innoviva did not even pretend to go through the NomGov process Yet, Innoviva reports that “Members of Innoviva’s Board subsequently interviewed and carefully assessed Sarissa’s candidates…” The NomGov committee did not even bother to meet with Sarissa or any of our nominees before deciding to reject them One Nom- Gov committee member had a 15-minute phone call with each of only two Sarissa nominees the day before Innoviva publicly rejected Sarissa’s entire slate

Despite these issues at Innoviva, in an act of clairvoyance at around 9 pm in London on April 13, 2017 before the holiday weekend – GSK announces support of Innoviva within minutes of (and referencing) Innoviva’s public admission that it will review its cost and compensation structures In spite of Innoviva’s repeated insistence that it is “a very lean company”

Innoviva is in dire need of independent shareholder oversight and shareholder representation on the board

We need all independent shareholders to vote now on the GOLD CARD for our nominees Sarissa has had very positive conversations with many of Innoviva’s largest shareholders Each of ISS, Glass Lewis and Egan-Jones recommends Sarissa nominees The support for our position has been overwhelming With the support of independent shareholders, we can overcome GSK’s questionable endorsement of Innoviva and bring about much needed change at the company

We urge you to VOTE THE GOLD PROXY CARD Time is of the essence. We urge you to VOTE THE GOLD PROXY CARD to help us fix the problems at Innoviva. If you want to follow the recommendations of ISS, Glass Lewis and Egan-Jones and vote for Sarissa nominees YOU MUST VOTE ON THE GOLD CARD AND YOU CANNOT VOTE THE WHITE CARD. Returning a white card, even if you withhold on Innoviva’s nominees, will not be a vote for the Sarissa nominees, and it would revoke any vote you previously submitted on the GOLD CARD. PLEASE VOTE NOW by signing, dating and returning the GOLD proxy card or by voting by phone or internet. If you have any questions regarding your GOLD proxy card or need assistance in voting, please contact our proxy solicitor: D.F. KING & CO., INC. STOCKHOLDERS CALL TOLL−FREE: (800) 549−6746 BANKS AND BROKERAGE FIRMS CALL: (212) 269−5550 WWW.DFKING.COM/INVA